Exhibit 10.2

Amendment No. 1

Employment Agreement

May 15, 2025

This Amendment No. 1 is made effective December 31, 2024, to the employment agreement (the “Agreement”) by and between Autoliv (Shanghai) Management Co. Ltd (the “Company”), and Sng Yih (the “Executive”), that was made and entered into on December 14, 2021.

本1号修订案是针对奥托立夫（上海）管理有限公司（下称“公司”）与Sng Yih（下称“签约人”）于2021年12月14日签订的《雇佣协议》（下称“协议”）作出的修订说明。

1.
Section 7 of the Agreement is amended and replaced in its entirety with the following:

协议第7条修订并全部替换为以下内容：

Permanent and Temporary Benefits. The Company shall provide the Executive with a company car and driver or, if consistent with local policies where the Executive is based, a car allowance. The Executive will be paid a monthly housing allowance of CNY 55,000

长期和短期福利. 公司应当向签约人配备公司专车及驾驶员, 或根据签约人工作地地方政策向其提供车补。公司将每月向签约人支付住房补贴人民币伍万伍仟元。

Additionally, the Executive will be provided with or will be reimbursed for the following temporary benefit for the first three (3) years of employment:

此外，签约人在受雇首三年内，会获得下列福利:

a.
Schooling for accompanying children.

陪同儿童学费。

Additionally, the Executive will be provided with or will be reimbursed for the following temporary benefits for the first six (6) years of employment:

此外，签约人在受雇首六年内，会获得下列福利:

b.
International Health and Relocation Insurance for all accompanying family members according to Autoliv’s International Assignments policies.

根据奥托立夫国际员工外派政策，为所有随行家庭成员提供国际健康和搬迁保险。

Exhibit 10.2

c.
One return flight ticket per family member per year to be used for home trips.

家庭成员每人每年返程机票（原居住地）一张。

The expenses for Temporary Benefits will be grossed up and be paid by the Company.

短期福利的费用将由公司合并并支付。

IN WITNESS WHEREOF this Amendment No. 1 has been executed the day and year first above written.

兹证明本1号修订案已于上述首次提及的日期及年份签署。

Autoliv (Shanghai) Management Co. Ltd. Executive:

/s/ Lily Mao /s/ Sng Yih

…………………………………….. …………………………….. Lily Mao Sng Yih

Acknowledged by:

/s/ Mikael Bratt

……………………………….

Mikael Bratt